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                                                                    EXHIBIT 24.1

     Each person whose signature appears below hereby constitutes and appoints Darren Riley and Derrie Boggess, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and other documents in connection with the same, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as her or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration has been signed by the persons listed below in the capacities and on the dates indicated below:

Name                     Position              Date
----                     --------              ----


                         Director              July __, 1997
----------------
John Cullinane


                         Director              July __, 1997
----------------
David Egglishaw


                         Director              July __, 1997
----------------
Derrie Boggess